EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Nicholas Galeone, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the UBS Commercial Mortgage Trust 2019-C18 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 3 Columbus Circle Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 3 Columbus Circle Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 3 Columbus Circle Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 3 Columbus Circle Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 3 Columbus Circle Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 3 Columbus Circle Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Century Plaza Towers Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Century Plaza Towers Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Century Plaza Towers Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Century Plaza Towers Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Century Plaza Towers Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Century Plaza Towers Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 225 Bush Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 225 Bush Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 225 Bush Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 225 Bush Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 225 Bush Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 225 Bush Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the ILPT Industrial Portfolio Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the ILPT Industrial Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the ILPT Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the ILPT Industrial Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the ILPT Industrial Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the ILPT Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the ILPT Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Global Payments, Inc. Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Global Payments, Inc. Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Global Payments, Inc. Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Global Payments, Inc. Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Global Payments, Inc. Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Global Payments, Inc. Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Global Payments, Inc. Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Crimson Retail Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Crimson Retail Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Crimson Retail Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Crimson Retail Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Crimson Retail Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Crimson Retail Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Shoppes at Parma Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Shoppes at Parma Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Shoppes at Parma Mortgage Loan, Citibank, N.A., as Custodian for the Shoppes at Parma Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Shoppes at Parma Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Shoppes at Parma Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Shoppes at Parma Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Airport Square Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Airport Square Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Airport Square Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Airport Square Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Airport Square Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Airport Square Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the DoubleTree New York Times Square West Leased Fee Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the DoubleTree New York Times Square West Leased Fee Mortgage Loan, Wilmington Trust, National Association, as Trustee for the DoubleTree New York Times Square West Leased Fee Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the DoubleTree New York Times Square West Leased Fee Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the DoubleTree New York Times Square West Leased Fee Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the DoubleTree New York Times Square West Leased Fee Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian of the DoubleTree New York Times Square West Leased Fee Mortgage Loan.

Dated: March 14, 2023

/s/ Nicholas Galeone

Nicholas Galeone

President

(senior officer in charge of securitization of the depositor)